SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  ------------

                                   FORM 8-K/A

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                 Date of Report:


                        Date of earliest event reported:
                                  July 8, 2002


                     American Physicians Service Group, Inc.
             (Exact name of registrant as specified in its charter)


  Texas                             0-11453                      75-1458323
 (State of                   (Commission File Number)           IRS Employer
 Incorporation)                                               Identification No.



1301 Capital of Texas Highway
Suite C-300
Austin, Texas                                                       78746
(Address of principal executive offices)                          (Zip Code)



                                 (512) 328-0888
              (Registrant's telephone number, including area code)







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Item 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

         On July 8, 2002, we dismissed KPMG LLP as our independent public accountants and engaged BDO Seidman, LLP as our new independent public accountants. Our board of directors approved the decision to change accountants.

         During 2000 and 2001 and through the subsequent interim period ended July 8, 2002, we had no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG LLP, would have caused it to make reference to the subject matter of the disagreement in connection with its reports.

         The audit report of KPMG LLP on our consolidated financial statements as of and for the years ended December 31, 2000 and 2001 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

         During 2000 and 2001 and through the subsequent interim period ended July 8, 2002, we did not consult with BDO Seidman, LLP regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements.

         We provided KPMG LLP a copy of the foregoing disclosures. A letter from KPMG LLP dated July 25, 2002 is attached as EXHIBIT 16.1.

Exhibits.
--------

         Exhibit
         Number                 Description
         -------                ------------
         16.1                   Letter from KPMG LLP dated July 25, 2002


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     American Physicians Service Group, Inc.



Date: July 25, 2002                  By:  /s/   W.H. Hayes
                                     -------------------------------------
                                     W.H. Hayes, Senior Vice President - Finance






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